AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JANUARY 28, 2003
REGISTRATION NO. 333-92336

       Securities and Exchange Commission
            Washington D.C. 20549

             AMENDMENT 3 TO THE
        REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933

            Sky Way Aircraft, Inc.
   (Exact name of registrant as specified in its charter)

 Nevada                         48-1256417
 (State of    (Primary standard industrial    (I.R.S. employer
Incorporation) classification code number) identification number)

       2701 N. Rocky Point Dr., Suite 1150
             Tampa, FL 33607
             (813) 287-9332
          (Address and telephone number of Registrant's principal executive offices)

              James S. Kent
     2701 N. Rocky Point Dr., Suite 1150
             Tampa, FL 33607
             (813) 287-9332
       (Name, address, and telephone number
        of Agent for Service of Process)

                   Copies to:
               Jody M. Walker, Esq.
             7841 South Garfield Way
               Littleton, CO 80122
                 (303) 850-7637

Approximate Date of Commencement of Proposed Sale to the Public: Effective date of this Registration
Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box [ ]

          CALCULATION OF REGISTRATION FEE

Title of Each Class                                                  Amount of
Securities to be            Shares to be   Valuation   Aggregate   Registration
Registered                  Registered     Per Share    Valuation       Fee
Common Shares                2,500,000      $17.50    $43,750,000    $10,937.50
Common Shares(1)               750,000      $17.50    $13,125,000    $ 3,281.25
                             ---------                -----------    ----------
                             3,250,000                $56,875,000    $14,218.75

(1)Represents common stock being registered on behalf of Selling Security Holders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.

            Sky Way Aircraft, Inc.

                  $43,750,000
             2,500,000 Common Shares
             At $17.50 per Common Share

       750,000 common shares on behalf of
           selling security holders
            at $17.50 per common share

         There is no minimum offering amount

The common shares are being offered on a self underwritten basis by Brent C. Kovar and James
Kent, officers and directors of Sky Way Aircraft.

Our offering will commence on the effective date of this prospectus and will terminate no later than December 31, 2003. The selling security holder offering will commence when the total offering amount has been received in the primary offering or December 31, 2003, whichever occurs first.

This is our initial public offering and no public
market current exists for our securities.   We have
not applied to be listed on any trading market or exchange.

An investment in our securities involves high risk.
Consider carefully the risk factors beginning on page 8 in the prospectus.

Since there is no minimum amount of shares that
must be sold, the proceeds of the offering may be
$0 to $43,750,000.   We may receive no proceeds.

Our officers and directors will sell the securities.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Until              , all dealers that effect
transactions in these securities, whether or not
participating in this offering, may be required to
deliver a prospectus.   This is in addition to the
dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Date:  January 28, 2003

TABLE OF CONTENTS

Summary of the Offering                                          5
Risk Factors                                                     8
   We have not conducted any significant operations
   Our auditors have express substantial doubt
   Our lack of operating history
   We do not currently have sufficient capital
   There is no minimum offering amount
   Our officers also work for other related entities
   We will depend on relationships with the airline industry
   The airline industry' current financial condition
   We may not be able to establish and maintain
      brand recognition
   You will experience immediate dilution
   We arbitrarily determined the price of the common shares
   If our securities have no active trading market
   Our stock may be thinly traded, highly volatile
   The selling shareholders may have liability
   There may be potential conflicts of interest
   Potential sales under Rule 144 may impact the price
Forward Looking Statements                                      13
Selling Security Holders                                        13
Sky Way Aircraft                                                14
Use of Proceeds                                                 25
Dilution                                                        27
Plan of Operation                                               29
Market for Common Equity and
   Related Stockholder Matters                                  33
Determination of Offering Price                                 34
Plan of Distribution                                            34
Management                                                      36
Principal Shareholders                                          39
Indemnification                                                 40
Certain Transactions                                            41
Description of Securities                                       42
Legal Matters                                                   43
Reports                                                         43
Financial Statements                                            43

              Summary Of The Offering

Corporate History. Sky Way Aircraft was incorporated on April 24, 2002 under the laws of the State of Nevada.

Sky Way Aircraft's principal executive and administrative offices are located at 2701 N. Rocky
Point Drive, Suite 1150, Tampa, Florida, 33607.
These offices consist of 2,500 square feet and are leased on a monthly basis from Sky Way Global at the lease price of $3,000 per month.

Sky Way Aircraft is currently looking at several
Tampa Bay locations where we can house our research lab and engineering staff and establish a monitoring network and operations center.

Development Stage Company.  We are a development
stage company and currently have no active
business operations.  We have had no revenues to
date and expect to incur losses and administrative
expenses until we receive revenues from any of our
proposed operations.   We have a deficit
accumulated during the development stage of $(214,359) for the period from inception on April
24, 2002 to October 31, 2002.

We will need to raise $3,000,000 in the next 12 months to fund the first essential steps in executing our business plan and to commence operations:

   - finalize purchase of AT&T Wireless Network assets
   -   identify testing tower network, execute
selected tower site leases and activate towers
   -   test and upgrade selected tower site
equiment
   - integrate and test Sky Way technology into network system
   - identify, test and updgrade selected test aircraft
   -   identify, build and equip monitoring center
   -   prepare network for final testing and
demonstration, complete research and prepare for final aircraft testing and network deployment
   -   develop corporate and management
infrastructure.

Operations.   Utilizing the newly acquired AT&T
Wireless AirOne network and the Sky Way licensed technology, Sky Way Aircraft will be a wireless communications service provider and will develop private and public broadband networks, infrastructure and applications that will support and provide a variety of high-speed broadband wireless services.

We have no agreements to provide any services to any governmental agency or airline.

Our main focus will be to provide in-flight
security and surveillance wireless communication
systems.   Our secondary focus will be to act as a
wireless communications service provider and provide a variety of high-speed broadband wireless networks and applications to improve primary and secondary data communications links throughout the United States.

Due to the purchase of the AT&T wireless AirOne network and access to its 130 or more United States tower sites, network systems and site equipment, we have the ability to develop the required communication links and the network connections within the next 12 months utilizing the $3,000,000 discussed above.

Based on their other commitments with Sky Way
Global, LLC, a related entity, our officers are only required to work part-time for Sky Way
Aircraft.

License with Sky Way Global.   The Sky Way Global
high-speed transfer proprietary technology was originally developed by Brent Kovar and the rights to this technology were licensed from Sky Way
Global, LLC to Sky Way Aircraft. Sky Way Aircraft entered into a ten-year licensing agreement with Sky Way Global, LLC, an entity under common control, in April 2002 for the exclusive right to use the patent pending technology that has the ability to supply private and public broadband wireless networks, infrastructure and applications to airborne and ground customers.

Sky Way Global, a wireless internet service provider, has been using this technology to provide commercial wireless services to with a wide customer base in Tampa, Fl. for 18 months and any remaining development or testing efforts are related to its specific application to the aircraft business model and the AT&T telephone network. Sky Way Aircraft believes that all further development and testing in that regard will be completed by end of June 2003.

Sky Way Aircraft shall pay a royalty fee of 5% of
gross sales.   The royalty fee will be adjusted
every six months, but is limited to 30% of gross
sales.   The agreement is renewable in five-year
increments with mutual consent. The agreement may
be terminated by either party upon thirty days
written notice.    The license agreement was
signed by Brent and Joy Kovar on behalf of Sky Way
Global, LLC. who currently act as our officers and directors.

Asset Purchase Agreement.   On January 16, 2003,
Sky Way Aircraft signed an Asset Purchase Agreement
with Claircom Communications Group, Inc., dba AT&T
Wireless Services, Aviation Communications Division
to purchase certain network equipment and
information about ground-site lease contacts for
$500,000.   The agreement calls for $250,000 cash
to be paid upon execution and $250,000 cash to be
paid by May 30, 2003.   Sky Way Global, an entity
under common control, made the initial $250,000
payment on behalf of Sky Way Aircraft through an
interest free loan to Sky Way Aircraft with no
specific payback terms.   Sky Way Aircraft will
utilize funds from this offering to complete the
purchase or will rely on a combination of
governmental and industry funding, not yet
determined.   The agreement also provides for a
time frame during which Sky Way Aircraft can negotiate for the purchase or license of certain patent rights for $1,000,000.

Outstanding
   Securities          7,500,000 common shares

The Offering           Up to a maximum of
                       2,500,000 common shares
                       at $17.50 per common share

                       There is no minimum amount
of securities that must be
sold in this offering and
accordingly, no minimum
amount of proceeds that will
be raised.   Investors may
end up holding shares in a
company that has not raised
                       sufficient proceeds from the
offering to continue
operations and has an
illiquid small market for
its shares.

Offering termination   On or before December 31, 2003

Selling Security
Holders                750,000 shares at $17.50
                       per common share

                       The Selling Security
                       Holders offering will
                       commence after the
                       entire offering amount has
                       been sold or December 31,
                       2003, whichever occurs
                       first.

Plan of Distribution.   Our officers and directors
are offering the common shares on a self-underwritten basis.

No Escrow Account   There is no minimum offering
amount and no escrow account has been established.
All proceeds from this offering will be deposited directly into the operating account of Sky Way
Aircraft.

Public Market    There is no public market for the
common shares.

Use of Proceeds.   Sky Way Aircraft will use the
net proceeds of the offering over the next twelve months to commence operations, fund the asset purchase and for working capital.


               Risk Factors

1.   We have not conducted any significant
operations to date and have not generated any
revenues.   You may lose your entire investment.

Since our incorporation on April 24, 2002, our
activities have been principally devoted to
positioning ourselves to achieve our business
objectives.  We have had no revenues to date and
expect to incur losses and administrative expenses
even when we begin to receive revenues from any of
our proposed operations.   We have a deficit
accumulated during the development stage of

$(114,624) for the period from inception on April
24, 2002 to July 31, 2002.    If we cannot
generate revenues, you may lose your entire investment.

2. Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors have expressed reservations
concerning our ability to continue as a going
concern.  They have stated in their report that
there is substantial doubt about our ability to
continue as a going concern.   We have not yet
received any revenues and will continue to incur losses.

3.   Our lack of operating history makes it
difficult to assess future results.

We do not have an operating history that could
enable you to assess our future results.    We may
never achieve profitable operations.

4.   We do not currently have sufficient capital
to meet our financial needs for the next twelve
months.    You may lose your entire investment.

We do not currently have sufficient capital to meet our financial needs for the next twelve months. If we do not raise even minimal funds, our officers and directors have verbally agreed to provide the funds necessary to maintain minimal administrative operations, not to exceed $20,000 until other funding opportunities are identified.
If operations require more than $20,000, we may not be able to continue even minimal operations.
We estimate that our operating costs for the next twelve months to be approximately $3,000,000.

5.   There is no minimum offering amount.   We may
not sell sufficient common shares in this offering to complete our business plan.

Any funds received from the sale of common shares
will be immediately available to Sky Way Aircraft.
There is no escrow account or minimum offering
amount that must be raised before funds can be
released.   We may not raise sufficient funds to
continue operations. Investors may end up holding shares in a company that has not raised sufficient proceeds from the offering to continue operations.

6. Our officers also work for other related entities and are only available to work on a part time basis for Sky Way Aircraft. Operations may not increase due to their limited involvement.

Brent Kovar as president and James S. Kent, as
chief executive officer are required to work a
minimum of 20 hours per week each for Sky Way
Aircraft.   We may not be able to increase
operations due to the limited time availability by
our officers, which could reduce our
profitability.   We do not currently have any
employment agreements with our officers but plan to identify additional senior management personnel as quickly as possible and enter into appropriate employment agreements.

7. We will depend on relationships with the airline industry and applicable government agencies. If we cannot develop these relationships, we will not be profitable and you may lose your entire investment.

We do not currently have any relationships within
the airline industry.  Development and
distribution of our services will be highly
dependent on establishing relationships with
aviation/aerospace product and service providers
as well as airlines, air charter companies,
corporate flight departments and governmental
agencies specific to our business plan.   Our
operations may never become profitable if we cannot establish the necessary relationships to distribute our services.

8. The airline industry's current financial condition has caused airlines to postpone, and in some cases, cancel new technology investments.

The aftermath of September 11, 2001 has had a
negative effect on the airline industry's
financial condition.   As a result, airlines have
postponed and, in some cases, cancel new technology investments. We cannot assure you that the airlines will enter into agreements with us.
We may not be able to penetrate the targeted markets.

9.   If we cannot establish and maintain brand
recognition of Sky Way Aircraft, we will not be
able to successfully conduct our operations.   You
could lose your entire investment.

We believe brand recognition will become more
important due to the growing number of competitors
and the relatively low barriers to entry.    If we
cannot establish and maintain brand recognition, our operations will be negatively effected and you could lose your entire investment. We may not be able to compete successfully against current and future competitors who are better financed than Sky Way Aircraft.

10. You will experience immediate dilution of at least $13.13 or 75.03% of your investment if we raise the entire offering amount and at least
$16.28 or 93.03% of your investment if we raise only $10,000,000.

Immediately after the offering, if we raise the
entire amount, the book value per common share
will decrease by $13.13 or 75.03% less than the
offering price.    If we only raise 25% of the
total offering amount, the book value per common share will decrease by $16.28 or 93.03% less than the offering price.

11. We arbitrarily determined the price of the common shares and the price does not reflect the actual value of our company.

We have total assets of only $35,201 as of July
31, 2002.   The price of the common shares does
not reflect the actual value of Sky Way Aircraft.
We arbitrarily determined the price based on the funds needed.

12. If our securities have no active trading market, you may not be able to sell your common shares easily.

We do not have a public market for our securities,
nor can we assure you that a public market will
ever develop.  We have not applied to be listed on
any trading market or exchange.   Consequently,
you may not be able to liquidate your investment in the event of an emergency or for any other reason.

13. Even if our stock is approved for quotation by a market maker, our stock may be thinly traded, highly volatile and not followed by analysts.

We will apply to have our stock quoted on NASD
over-the-counter bulletin board or on the pink
sheets.   Stocks quoted through the NASD over-the-
counter bulletin board or the National Quotation
Bureau pink sheets are usually thinly traded, highly volatile and not followed by analysts.

14. There may be potential conflicts of interest due to the fact that officers and directors are also selling security holders.

Brent Kovar and Joy Kovar, officers and directors
of Sky Way Aircraft are also selling security
holders.   As a result, there may be less due
diligence performed in conjunction with the
offering than would be performed in an underwritten
offering.   Circumstances may arise where Brent
Kovar and Joy Kovar might not have an interest in
fully promoting the offering if the offering may
reduce the opportunity for them to sell their own
shares.   They paid only $.001 per common share and
could receive up to $9,450,000 is they sell all of their common shares being registered in this offering.

15.     The tradability in our stock will be
limited under the penny stock regulation.

If the trading price of our common stock is less
than $5.00 per share, trading in the common stock
would also be subject to the requirements of Rule
15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

16. Potential sales under Rule 144 may impact the price of our stock should a public trading market ever develop.

We have a large number of restricted shares outstanding and we may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering.

           Forward-Looking Statements

The statements contained in this prospectus that
are not historical fact are forward-looking
statements that which can be identified by the use
of forward-looking terminology such as "believes,"
"expects," "may," "will," "should," or
"anticipates" or the negative thereof or other
variations, thereon or comparable terminology, or
by discussions of strategy that involve risks and
uncertainties.   We have made the forward-looking
statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.
Therefore, the actual experience of Sky Way
Aircraft, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Sky Way Aircraft, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

         Selling Security Holders

Sky Way Aircraft shall register pursuant to this prospectus 750,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered.

Name                          Amount          Total Number         % Owned        Number of      % Owned
                              Being              Owned             Prior to      Shares Owned      After
                            Registered         Currently           offering   After offering     offering
KH-01(1)                540,000        5,400,000        72.0%    4,860,000      48.60%
ARJ Associates(2)      150,000        1,500,000        20.0%    1,350,000      13.50%
Venture Group(3)        60,000          600,000         8.0%      540,000       5.40%

 (1)KH-O1 is controlled by Brent Kovar, Glenn Kovar and Joy Kovar. Brent Kovar and Joy Kovar are officers and directors of Sky Way Aircraft.

(2)ARJ Associates is controlled by Alan R.
Josselyn.

(3)Ventures Group is controlled by Steve Bowers,
Ron Jepson and Fred Bowman who would be deemed to be beneficial owners.

              Sky Way Aircraft

Corporate History.   Sky Way Aircraft was
incorporated on April 24, 2002 under the laws of
the State of Nevada.   Sky Way Aircraft's
principal executive and administrative offices are
located at 2701 N. Rocky Point Drive, Suite 1150,
Tampa, Florida, 33607.   These offices consist of
4,500 square feet and are leased on a monthly basis from Sky Way Global at the lease price of $3,000 per month.

Sky Way Aircraft is currently looking at several
Tampa Bay locations where we can establish our
national monitoring network and operations center.
This center would be the headquarters of the
national network, which would provide the 24-hour
aircraft monitoring services.   In the beginning,
we intend that the premises shall consist of approximately 2500 square feet and be a disaster operation class 5 raised floor bunker facility.
This facility will have the ability to expand up to 100,000 square feet and will be available to provide support services as the daily operations expand.

Business Activities.   We are a development stage
company and currently have no active business
operations.  We have had no revenues to date and
expect to incur losses and administrative expenses
until we receive revenues from any of our proposed
operations.   We have a deficit accumulated during
the development stage of $(114,624) for the period from inception on April 24, 2002 to July 31, 2002.

Utilizing the newly acquired AT&T Wireless network and the Sky Way licensed technology, Sky Way
Aircraft will be a wireless communications service provider and will develop private and public broadband networks, infrastructure and applications that will support and provide a variety of high-speed broadband wireless services.

We have no agreements to provide any services to any governmental agency or airline.

Our main focus will be to provide in-flight
security and surveillance wireless communication
systems.   Our secondary focus will be to act as a
wireless communications service provider and provide a variety of high-speed broadband wireless networks and applications to improve primary and secondary data communications links throughout the United States.

Due to the purchase of the AT&T Wireless network and access to its 130 or more United States tower sites, network systems and site equipment, we have the ability to develop the required communication links and the network connections within the next
12 months utilizing the $3,000,000 discussed above.

In the next 12 months we will need to raise
$3,000,000 to fund the below first essential steps in executing our business plan and commencing operations:

- Finalize purchase of AT&T Wireless network assets. ($1 Million NLT 31 March 2003)
- Identify prototype tower network. Execute selected tower site leases and activate towers.
Test and upgrade selected tower site equipment.
($600K  1 Feb - 31 May 2003)
- Identify, test and upgrade selected test aircraft. ($500K 1 Apr - 31 May 2003)
-   Identify and equip demo ops/monitoring
center.  ($300K  1 Mar - 31 May 2003)
- Prepare demo network for final testing and demonstration. Complete research and prepare for final aircraft testing and demo network deployment. ($100K 1 Jun - 31 Aug 2003)
-   Develop Corporate and management
infrastructure ($500K 31 Jan - 31 Jul 2003)

Asset Purchase Agreement.   On January 16, 2003,
Sky Way Aircraft signed an Asset Purchase Agreement
with Claircom Communications Group, Inc., dba AT&T
Wireless Services, Aviation Communications Division
to purchase certain network equipment and
information about ground-site lease contacts for
$500,000.   The agreement calls for $250,000 cash
to be paid upon execution and $250,000 cash to be
paid by May 30, 2003.   Sky Way Global, an entity
under common control, made the initial $250,000
payment on behalf of Sky Way Aircraft through an
interest free loan to Sky Way Aircraft with no
specific payback terms.   Sky Way Aircraft will
utilize funds from this offering to complete the
purchase or will rely on a combination of
governmental and industry funding, not yet
determined.   The agreement also provides for a
time frame during which Sky Way Aircraft can negotiate for the purchase or license of certain patent rights for $1,000,000.

License with Sky Way Global.   The Sky Way Global
high-speed transfer proprietary protected algorithm technology was originally developed by Brent Kovar and is protected under patent pending
09/592.687 submitted by Mr. Kovar in 2002. This technology, which enhances the TCP/IP speed of data transmission via wireless terrestrial transceivers for wireless communications, provides an improvement in data through-put, which is faster than any broadband wireless network currently available. This technology is an indexing system which works on all platforms.
Brent Kovar has issued the license to use for this technology to Sky Way Global, LLC. Subsequently those rights were licensed from Sky Way Global, LLC to Sky Way Aircraft. Sky Way Aircraft entered into a ten-year licensing agreement with Sky Way
Global, LLC, an entity under common control, in April 2002 for the exclusive right to use the patent pending technology that has the ability to supply private and public broadband wireless networks, infrastructure and applications to airborne and ground customers.

Sky Way Global has been utilizing the technology
to provide wireless internet services for the past
18 months in Tampa, Fl.   Any remaining
development or testing efforts are related to its specific application to the aircraft business model and the AT&T telephone network. Sky Way
Aircraft believes that all further development and testing in that regard will be completed by end of June 2003.

Sky Way Global has been assisting Sky Way
Aircraft, providing management resources, financial and technical support in the application and preparation of our business plan and this offering. It is anticipated that Sky Way Global will continue to provide Sky Way Aircraft with technical upgrades and enhancements of the technology along with engineering support.

Sky Way Aircraft shall pay a royalty fee of 5% of
gross sales.   The royalty fee will be adjusted
every six months, but is limited to 30% of gross
sales.   There are no specific guidelines for the
adjustments.  This may limit our ability to plan
and implement expansion of our operations.   Our
profit margins will be negatively impacted if the
royalty payment were increased to 30% of gross
sales.   As operations commence, Sky Way Aircraft
intend to bring in outside directors to limit potential disagreements over the royalty fee.

The agreement is renewable in five-year increments with mutual consent. The agreement may be terminated by either party upon thirty days written notice.

Our business is dependent on the continued license
of the technology.   We may invest significant
amounts in the development of our products and
services utilizing Sky Way Global's technology.
If the license were terminated, these amounts
would not be recovered.   We are currently
renegotiating and rewriting the license agreement
to provide greater protection to our operations.
The license agreement was signed by Brent and Joy
Kovar on behalf of Sky Way Global, LLC. who
currently act as our officers and directors.   As
a result, we will essentially be paying royalties to our officers and directors for the licensing of the technology.

Using this technology, the airline will have
access to real-time data feeds from the aircraft
both airborne and on the tarmac.   Practical
applications are a proactive approach to
monitoring aircraft systems.   This technology
provides an interface to digital flight data recorder, other data capture equipment onboard the aircraft, thereby alerting operations of potential maintenance issues prior to the aircraft landing and reaching its destination.

A video link is provided to monitor activities in
the cockpit and cabin of the aircraft.   The video
feed can be viewed in real time or stored and
viewed as needed.   A two-way video feed is
provided for medical care in assisting crewmembers
or on-board medical personnel in emergency
situations.   This remote control from the ground
could also be coupled with the capability of releasing a sleeping agent as a deterrent against terrorists injuring passengers or destroying the aircraft.

Management is of the opinion that in-flight high speed connection will also provide a significant increase in customer and entertainment services including:
   -   Internet access
   -   telephone services
   -   videos on demand
   -   audio on demand
   -   online shopping and
   -   many other in-flight entertainment
 services.

Preliminary Flight Testing.   The technology
has been successfully flight-tested by Sky Way
Global utilizing a Lear 60 and Challenger 600A chartered jets with very encouraging results.
Preliminary testing, utilizing a temporary internal airborne antenna and computer system, attained bandwidth speeds of 6-8 Mbps at an altitude of 35,000 feet and a speed of 450 knots.
Based on current communication technology in use, and discussions with aerospace service providers and airlines, achieving results of 4-6 Mbps would provide a significant increase in airborne communication capabilities and would provide several revenue generating opportunities through the development and offering of additional products and services.

Currently Sky Way Aircraft and the Engineering
Department, University of South Florida are in the process of signing an agreement to have USF assist in the testing and further analysis utilizing the Lear 60 and Challenger 600A jet airlines to determine specific radio and antenna configuration, increased throughput, and measure reliability and coverage. Sky Way Aircraft will continue to evaluate:
-   video cameras,
-   internal and external antenna,
-   in-flight data from flight data recorder,
-   in flight Internet to the seat, and
-   on-demand video and music.

Sky Way Global financed airborne test results for October 2002 and May 2, 2002 and will work with USF to continue technical support and testing. The
Sky Way Aircraft technology has exceeded those expectations posed by the AT&T Technical
Engineering Review Group when the AT&T network was under development. The original performance of the system was to be able to provide between 56 kbps-112 kbps to and from the aircraft covering an area of approximately 200 miles radius.

Utilizing the newly acquired AT&T Wireless
Services ground based network and the Sky Way technology, will permit Sky Way Aircraft to impact on all air-to-ground communications currently not available to commercial aircraft.

Based upon the location of the Tampa ground
monitoring station, at 35,000 feet, air coverage
is estimated to be within a radius of 300 miles
from any ground based antenna.   These preliminary
tests indicate that with the installation of a permanently installed external antenna and computer systems, an increase in bandwidth to 12-
15 Mbps is possible. It has been determined that a maximum of 10-12 Mbps would be required to transport all the required aircraft data and that the optimally 300 air mile coverage would be more than sufficient to support all possible aircraft-related applications.

In order to provide uninterrupted coverage to airborne aircraft, the signal will be passed from ground station to ground station where the signal will actually be provided by two ground stations simultaneously. As the signal weakens from the first ground station and strengthens to the second ground station, the second ground station will take over providing the primary signal to the aircraft.

Some services the technology can provide are:

   - real-time video up to 30 frames per second, multiple camera video surveillance systems that can provide both zoom and pan options cover all areas from the cockpit to cabin, utilization while airborne or on the tarmac.
   -   Direct wireless connection with various
government agencies (FAA, CIA, FBI, etc.)
   - Air to ground link for Smart Aircraft of all flight control, which enables ground agencies to fly and land the aircraft from the ground.
   - Provide in flight video conferencing for medical services.

   -   Monitor aircraft avionics.   Providing
direct wireless connection between the aircraft and airport maintenance personnel for real-time reporting of aircraft health and welfare systems.
   -   Passenger and employee security
identification readers.
   -   Provide airport management monitoring.
   - Secure communications between the aircraft and ground facilities utilizing a proven military level encryption service of 128 to 448 bits.
   - Airline VPN - connections between airline corporate headquarters, various national airline offices and airline call center support services.
   -   Data storage facilities and
   - An Internet connection, providing a variety of services to the aircraft, which include e-mail service, voice over IP and movies on-demand.

Utilizing the AT&T Wireless nationwide network, Sky
Way Aircraft will provide wireless communication
services such as private and public high-speed
broadband wireless services, network infrastructure
and related applications.   These sub-areas would
include:
    - in-flight security and surveillance systems supported by a national ground monitoring network,
   -   aircraft flight management systems,
   - in-flight entertainment and communications systems,
   - private and various broadband services to include
         - airline VPN - connections between
           airline corporate headquarters
         - national airline offices
         - call center support services,
         - airport management monitoring
   - various video applications as related to the airline industry.

Using the same deployed network as above, we also intend to provide a variety of high-speed broadband wireless applications and communications data link networks - - - such as:
   -   emergency communication networks
   -   surveillance and monitoring of
         -  chemical
         -  biological
         -  radiological
         -  nuclear detectors
         -  ports of entry
         -  power plants/nuclear waste sites
         -  oil and gas pipelines

         -  detection
         -  warning and protection for the
              airlines, and
-   ship's cargo containers

     Business Strategy.  While there are no
formal funding or sales agreements in place, based upon the acquisition of the AT&T Wireless Services network, and demonstrations with potential customers such as RockwellCollins, L3 Comms and Honeywell and potential joint ventures such as WAMNet TransDigital and preliminary discussions and demonstrations with underwriters such as Morgan Stanley, Merrill Lynch and BofA, management is of the opinion that, in addition to any funds received through this offering, we will be able to obtain the necessary funds for initial deployment and testing in the commercial airline market by August 2003.

The Sky Way Aircraft applications will continue to
undergo testing, further development, and FAA and
FCC certification to ensure that the technology is
readily available for commercial and business
aircraft applications.   The current equipment
utilized on-board the aircraft and in the AT&T
network system have been previously certified and
approved by the FCC and FAA.   Any other equipment
purchased needed to be utilized by Sky Way
Aircraft in our systems will have been previously
certified by the manufacture as approved by the
FAA.    In discussions with AT&T Wireless Services
and representatives of the FCC and FAA, it has
been determined that, with the addition of the Sky
Way Aircraft technology, this approval and
recertification may be accomplished within the
next 90 days.    Further testing and
demonstrations with key aerospace service providers and related applications, either existing or under development will continue to provide any improvements or increase in performance required

Our target markets include these service providers to be used as integrators of the technology through partnerships and agreements. Joint marketing programs are also being negotiated which will assist in the sale, marketing and distribution of Sky Way Global's technology to existing customers of the aerospace service providers.

On February 8, 2002, WorldCom, an Internet and
network communications solutions company, accepted
Sky Way Global into the WorldCom Digital Ventures
Program.   This program provides Sky Way Global
and ultimately Sky Way Aircraft, a comprehensive range of telecommunications services including
Network Co-location Services and Data Center
Facilities of more than 2,500 point of presence
(POP) locations covering more than 65 countries including the United States, Canada, Europe, and the Pacific Rim.

As a result of their strategic locations, these sites could be used as a part of or to supplement the AT&T ground monitoring station network where data from the aircraft can be collected and distributed throughout the national network. Sky
Way Global and Sky Way Aircraft executives, as well as other industry experts have examined the current WorldCom business situation and have determined that as a result of the amount of services WorldCom is providing to both the commercial and governmental agencies, the possibility of WorldCom not being able to provide the necessary services are minimal and well within the acceptable risk. However, and due to the uncertain nature of WorldCom's ability to continue to provide these services, we are currently in discussions with other internet and communication service providers and potential co-location partners to provide the backup services, and to take over the offering of primary services to Sky
Way Aircraft, if required.

In April 2002 Sky Way Global demonstrated their technology for Rockwell/Collins. As a direct result of the demonstration, Rockwell Collins has identified their Video Intelligence System (VIS), which is currently under testing and development with a major commercial airline, as a possible joint business opportunity.

On May 30, 2002, Rockwell Collins has agreed to provide their experimental airplane to be used in conjunction with the testing and development phases their Video Intelligence System and the Sky
Way technology. As of September 2002, several meetings have been held with Rockwell-Collins to further demonstrate the capabilities of the Sky
Way technology, to determine compatibility with Rockwell's VIS, and to develop a test plan which would include testing and demonstration flights aboard a yet to be determined commercial airline.
The Rockwell VIS system, when coupled with the Sky
Way technology, would provide Sky Way Aircraft and

Rockwell Collins the opportunity to develop the air-to-ground communications link required to transmit the needed data and video stream to and from a commercial aircraft.

Sky Way Aircraft is currently reviewing the terms of a Memorandum of Understanding that will outline the scope of a possible relationship and which identifies the Next Steps between the two companies.

As a result of a demonstration held in October
2001, where local media personnel were invited to
participate, Sky Way Aircraft has continued to
provide business updates to selected local media
stations of CBS, NBC, ABC, FOX and CNN to create
local interest in our business efforts.   Sky Way
Aircraft is currently reviewing several proposals from local Tampa, Florida public relation offices to provide representation on media-related issues.
Sky Way Aircraft has offered to provide in-flight broadcasts to demonstrate the capabilities of the Sky Way Aircraft licensed technology. Upon completion of our final testing, it is our plan to provide a series of demonstrations in major cities, including Washington D.C. and New York
City to coincide with our commercial airline testing to emphasize and bring attention to our services.

Revenue Generation.   Initially, Sky Way Aircraft
intends to generate revenue through the licensing of the technology to select aerospace service providers in conjunction with existing and future applications being provided to commercial and business aircraft operators.

In addition, Sky Way Aircraft will provide the communication link, Internet and in-flight entertainment services. This approach will allow a more favorable and timely deployment of the Sky Way
Global technology into revenue generating projects.
Since this technology will allow for significant enhancements to the current communications capabilities, development of new applications will take time. By being able to integrate with existing applications, revenue based on these applications can be realized much more quickly.

Existing applications currently being considered are:
- Capture and transmission of flight data and voice recorders in real time to the ground. -

- Lessens the urgency to locate 'black box' in the event of a crash,
- Transmission of aircraft avionics data from the plane to the ground,
-   Cabin Video Surveillance,

Future applications could include:
- Up-selling of full service camera and server equipment,
-   Internet ad time to advertisers,
-   Telephone service (To be developed in
conjunction with existing providers of air phone service to address current market and regulatory requirements)
-   In-flight entertainment service
-  Full internet service
-  Ability to access corporate intranets
-  E-mail access
-  Movies/music on-demand
-  Shopping

Competition.   We will compete by price and
service.   The prices or price ranges for our
services will vary depending on wireless communication services provided.

In addition, we also compete directly with other
communication providers.  Since Sky Way Aircraft
plans to offer the licensing of our software, along
with providing the communication service to the
aircraft, other companies offering, or proposing to
offer internet, video and other services could be
potential partners as opposed to competitors.
Where these companies plan to offer a similar
service to the industry, Sky Way Aircraft's
advantage will continue to be based on price and
the ability to provided a higher degree of
capabilities.  We will need to finalize agreements
with key service providers, and to deploy the
technology quickly.  Connexion by Boeing and
Tenzing currently offer similar products and
services to the airlines and are satellite based
and more expensive.  While their products and may
be similar to that offered by Sky Way Aircraft,
their technology is limited in its throughput and
does not currently allow for a full range of
services that can be provided by utilizing Sky
Way's technology.  With the current financial
difficulties of the airlines, the number of
airlines who have purchased the services of Boeing
and Tenzing is limited.   Our key disadvantage is
that these companies have begun marketing their products and services and have established airline customers.

While we have no agreements in place, management is of the opinion that our key advantage is, based on in-house reseach and informal contact with the airline industry, our products
   -   will provide additional services and
   -   will permit a more cost efficient data
communications link between the aircraft and airline's ground offices
   - have the ability to provide more in-flight entertainment services to their customers
   - to participate in the revenues sharing of those services.

The introducation of joint market programs with the airlines will assist in the sale, marketing and distribution of our products and services to their customers.

We intend to keep the fees at a competitive rate as new competitors enter the market in this area.

As a result of the events of September 11, 2001, there has been increased focus on products and service that relate to aviation security. The current financial situation within the aviation business has, however, weakened this market in the short term. Sky Way Aircraft must build relationships with aerospace service providers who are capable of integrating the Sky Way Global technology into their current and future applications.

While the commercial and business aircraft
operators remain the ultimate customer, working
through partnerships with these integrators will
allow Sky Way Aircraft to further develop and
better package our licensed technology.  The market
for information and security products and services
is highly competitive and competition is expected
to continue to increase significantly.   There are
no substantial barriers to entry in these markets,
and we expect that competition will continue to
intensify.   Although we currently believe that the
diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. We will compete with many other providers of informational services on the Internet.

Information obtained from other companies working with the airlines have indicated that the airlines are looking for opportunities to increase their revenue stream. Our business model provides for installation of the necessary equipment aboard the aircraft with access to all the Internet, in-flight entertainment services and telephone services for the airline.

Government Regulation.
Sky Way Aircraft intends to be a wireless network communication provider offering broadband service to airborne aircraft. The AT&T Wireless Services network operates in the private frequency band of 850MHz to 859MHz range. The FCC approved license and FAA certifications are to be transferred to Sky
Way Aircraft as part of the network acquisition.
This situation is being monitored as further testing is performed and if this becomes necessary, we anticipate that such additional licensing would be obtained without complication or disruption in service. The possibility to operate in other licensed frequencies is being investigated as possible alternatives that would allow for a better grade of service and reduce any potential disruption to our customers. All equipment currently being used within the AT&T Wireless
Services network has been FCC certified and FAA approved.

The equipment that will be used and which is currently on board all aircraft are components that have already been approved either by the FAA or certified individually by the manufacturer. Sky
Way Aircraft is currently in discussions with AT&T
Wireless Services and the FAA to determine if any further certifications and/or approvals will be required. We are also in discussions with key aerospace equipment providers to obtain assistance in the certification of Sky Way Aircraft's equipment in conjunction with these provider's equipment and applications. Based on initial discussion and testing, we do not anticipate any issues with obtaining any approvals, authorization or certifications that may be required. The timeliness of obtaining such certifications could delay bringing the system into production and delay the realization of revenue.

             Use of Proceeds

Assuming $1,000,000, $5,000,000 $10,000,000,
$20,000,000, $30,000,000 or $43,750,000 of the
common shares are sold, the net proceeds of the
offering will be used as set forth in the following
tables.   We may not raise sufficient capital to
begin our operations.

                                    Assuming                         Assuming
                                $1,000,000 raised    %      $5,000,000 raised       %
Gross proceeds                   $1,000,000      100.00%       $5,000,000     100.00%
Offering expenses                    62,608        6.26%           62,608       1.25%
                                 ----------     -------        ----------     -------
Net proceeds                       $937,392       93.74%       $4,937,392      98.75%
Lease office space and
 related construction                93,738        9.37%           93,738       1.87%
Office equipment and
  furniture                          46,870        4.69%           46,870        .94%
Utilities and services               18,748        1.87%           18,748        .37%
Licenses                             28,122        2.81%           28,122        .56%
Marketing                           187,478       18.75%          187,478       3.75%
Advertising                         140,609       14.06%          140,609       2.81%
Hiring of executive and
 corporate support personnel        140,609       14.06%          140,609       2.81%
Continue inflight testing and
  analysis                          140,609       14.06%          140,609       2.81%
Commence hiring and training
  of installation and testing
  teams                             140,609       14.06%          140,609       2.81%
Upgrade research and development
  and operations center                   -          --           812,522      16.25%
Purchase, install and test
  ground monitoring equipment             -          --           812,522      16.25%
Commence hiring and training
  of monitoring teams                     -          --           749,912      15.00%
Lease WorldCom facility
  co-location sites 1-30                  -          --           812,522      16.25%
Aircraft equipment purchase,
     installation and text                -          --           812,522      16.25%

      Total Expended              $ 937,392       93.74%       $4,937,392      98.75%

                                  Assuming                      Assuming
                             $10,000,000 raised      %     $20,000,000 raised     %
Gross proceeds                 $10,000,000        100.00%    $20,000,000      100.00%
Offering expenses                   62,608           .63%        62,608          .31%
                                ----------    ----------     -----------     -------
Net proceeds                   $ 9,937,392         99.37%    $19,937,392       99.69%
Lease office space and
 related construction               93,738           .94%         93,738         .47%
Office equipment and
  furniture                         46,870           .47%         46,870         .23%
Utilities and services              18,748           .19%         18,748         .09%
Licenses                            28,122           .28%         28,122         .14%
Marketing/Advertising              328,087          3.28%      1,278,087        6.39%
Hiring of executive and
 corporate support personnel       140,609          1.41%        140,609         .70%




Continue in-flight testing and
  analysis                         140,609          1.41%        140,609         .70%
Hiring and training of
  installation and testing
  teams                          1,040,609         10.41%      3,315,000       16.58%
Upgrade research and development
  and operations center          1,992,224         19.92%      3,250,000       16.25%
Purchase, install and test
  ground monitoring equipment    1,494,183         14.94%      3,250,000       16.25%
Hiring and training of
  monitoring teams               2,490,306         24.90%      3,250,000       16.25%
Lease WorldCom facility
  co-location sites 1-30                 -            --       1,875,609        9.38%
Aircraft equipment purchase,
     installation and test       2,123,287         21.23%      3,250,000       16.25%
                               -----------         ------    -----------       ------
      Total Expended           $ 9,937,392         99.37%    $19,937,392       99.69%

                                Assuming                            Assuming
                            $30,000,000 raised        %      $43,750,000 raised    %
Gross proceeds                 $30,000,000         100.00%    $43,750,000      100.00%
Offering expenses                   62,608            .21%         62,608         .14%
                                ----------     ----------     -----------   ---------
Net proceeds                   $29,937,392          99.79%    $43,687,392       99.86%

Lease office space and
 related construction               93,738            .31%         93,738         .21%
Office equipment and
  furniture                         46,870            .16%         46,870         .11%
Utilities and services              18,748            .06%         18,748         .04%
Licenses                            28,122            .09%         28,122         .06%
Marketing/Advertising            1,278,087           4.26%      1,278,087        2.92%
Hiring of executive and
 corporate support personnel       140,609            .47%        140,609         .32%
Continue in-flight testing and
  analysis                         140,609            .47%        140,609         .32%
Hiring and training of
  installation and testing
  teams                          3,315,000         11.05%       3,315,000        7.58%
Upgrade research and development
  and operations center          3,315,000         11.05%       3,315,000        7.58%
Purchase, install and test
  ground monitoring equipment    3,234,091         10.78%       7,062,122       16.14%
Commence hiring and training
  of monitoring teams            3,234,091         10.78%       5,296,591       12.11%
Lease WorldCom facility
  co-location sites 1-30         2,156,061          7.19%       7,062,122       16.14%
Aircraft equipment purchase,
     installation and test       8,624,244         28.75%      10,593,183       24.21%




Lease international office
 space and related construction          -            --        1,765,530        4.04%
Establish international anti-
  terrorism monitoring networks  4,312,122         14.37%       3,531,061        8.07%

      Total Expended           $29,937,392         99.79%     $43,687,392       99.86%

If we raise less than $1,000,000, we shall utilize the proceeds on a pro rata basis on the areas listed above.

If we do not raise even minimal funds, our officers
and directors have verbally agreed to provide the
funds necessary to maintain operations, not to
exceed $20,000.   These amounts are planned to be
through an advance to Sky Way Aircraft that would bear no interest and would be due on demand.

The actual allocation of funds will depend on Sky
Way Aircraft's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Sky Way Aircraft of the net proceeds of this offering, such proceeds may be invested in short-term, interest-bearing instruments.

                  Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

Assuming $1,000,000 raised and a total of 7,557,143 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering   $(.0322)
Increase per Share attributable to investors                 .0578
                                                             -----




Pro Forma net tangible book value per common
   share after offering                                                           .09
                                                                                -----
Dilution to investors                                                          $17.41
Dilution as a percent of offering price                      99.49%

Assuming $5,000,000 raised and a total of 7,785,715 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $(.0322)
Increase per Share attributable to investors                   .5678
                                                              ------
Pro Forma net tangible book value per common
   share after offering                                                           .60
                                                                               ------
Dilution to investors                                                          $16.90
Dilution as a percent of offering price                       96.57%

Assuming $10,000,000 raised and a total of 8,071,429 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $(.0322)
Increase per Share attributable to investors                  1.1678
                                                             -------
Pro Forma net tangible book value per common
   share after offering                                                          1.20
                                                                                -----
Dilution to investors                                                          $16.30
Dilution as a percent of offering price                       93.14%

Assuming $20,000,000 raised and a total of 8,642,857 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $(.0322)
Increase per Share attributable to investors                  2.2478
                                                             -------
Pro Forma net tangible book value per common
   share after offering                                                          2.28
                                                                               ------
Dilution to investors                                                          $15.22
Dilution as a percent of offering price                        86.97%

Assuming $30,000,000 raised and a total of 9,214,286 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering     $(.0322)
Increase per Share attributable to investors                  3.1878
                                                             -------
Pro Forma net tangible book value per common
   share after offering                                                          3.22
                                                                               ------
Dilution to investors                                                          $14.28
Dilution as a percent of offering price                       81.60%

Assuming $43,750,000 raised and a total of 10,000,000 common shares outstanding

Offering price                                                                 $17.50
Net tangible book value per common share before offering      $(.0322)
Increase per Share attributable to investors                   4.3178
Pro Forma net tangible book value per common                  -------
   share after offering                                                          4.35
                                                                               ------
Dilution to investors                                                          $13.15
Dilution as a percent of offering price                       75.14%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

             Plan of Operation

Trends and Uncertainties.     The demand for
enhanced communication services to the
airline/aviation industry is very high. Other than the Sky Way Global technology, other current technology is extremely limited in its ability to transport large amounts of data from the aircraft to the ground, and is very costly due to the use of satellite transmission equipment. With the proliferation of Internet access and use, demand for this type of service by the traveling public will continue to increase. In addition to the above, the increased requirement for aviation security has created additional demand for the transport of information (data, voice, video and audio) in order to monitor airborne activities.

While we cannot disregard the current economic
environment, along with the effects of September
11, 2001 on the financial condition of the
airlines, a high degree of uncertainty exists in
the aviation industry's ability and/or willingness
to invest in new technology.  This is especially
true where the potential return on such investments
may not be immediate.  Improvement in the overall
economic conditions and in the aviation industry
will be certainly critical to the level of success
of Sky Way Aircraft.  However, Sky Way Aircraft's
business plan is to provide a financial model which
will present to the airlines a method of providing
them with a revenue sharing opportunity and a
significant decrease in costs as related to the in-
flight entertainment services, increase performance
in the flight management services and the aircraft
communications link.  We also believe that the
government will eventually mandate the in-flight
surveillance security systems.  This may provide
government funding assistance.
- - -
Capital and Source of Liquidity.  All of the
initial working capital has been obtained from the
issuance of common shares and from related party
advances.  Sky Way Aircraft issued 7,500,000 shares
of common stock for payment of organization costs
of $1,870, services valued at $5,630.   On April
30, 2002, Sky Way Global LLC, an entity under
common control, had advanced $26,725 to Sky Way
Aircraft.  Additionally, Sky Way Global, LLC, on
May 1, 2002, advanced Sky Way Aircraft an
additional $1,000.   The advances bear no interest.

For the six months ended October 31, 2002, Sky Way
Aircraft did not pursue any investing activities.

For the six months ended October 31, 2002, Sky Way
Aircraft received advances from Sky Way Global,
LLC, a related party, of $215,290 and paid stock offering costs of $5,500 resulting in net cash provided by financing activities of $209,790.
These stock offering costs were for consulting, attorney and accounting fees related to the preparation of this offering.

For the period from inception (April 24, 2002) to
April 30, 2002, Sky Way Aircraft did not pursue any
investing activities.   For the period from
inception (April 24, 2002) to April 30, 2002, Sky
Way Aircraft received advances from a related party
of $26,725 and paid stock offering costs of $26,725
resulting in net cash provided by financing
activities of $0.   These stock offering costs were
paid to ARJ Associates related to consulting services in regards to underwriter and investor group identification, documentation preparation, and regulatory assistance regarding the preparation of this offering.

We currently have no working capital and will rely
on further issuance of common stock and loans to
continue operations until completion of the
offering.     In the next 12 months we will need
to raise $3,000,000 to fund the below first essential steps in executing our business plan and commencing operations:

- Finalize purchase of AT&T Wireless Services network assets. ($1 Million NLT 31 March 2003)
- Identify prototype tower network. Execute selected tower site leases and activate towers.
Test and upgrade selected tower site equipment.
($600K  1 Feb - 31 May 2003)
- Identify, test and upgrade selected test aircraft. ($500K 1 Apr - 31 May 2003)
-   Identify and equip demo ops/monitoring
center.  ($300K  1 Mar - 31 May 2003)
- Prepare demo network for final testing and demonstration. Complete research and prepare for final aircraft testing and demo network deployment. ($100K 1 Jun - 31 Aug 2003)
-   Develop Corporate and management
infrastructure ($500K 31 Jan - 31 Jul 2003)

If we raise only $2,000,000, we will not have to raise additional funds in the next twelve months.
Sky Way Aircraft anticipates that the proceeds from this offering and additional debt or equity financing will be sufficient to meet estimated capital expenditures until sufficient revenues are obtained or for the next 24-36 months. There is no minimum amount of securities that must be sold.
If cash flows do not develop as anticipated, Sky
Way Aircraft will be required to try to obtain additional sources of capital, yet to be identified.

On a long-term basis, liquidity is dependent on the
commencement of operation and receipt of revenues,
additional infusions of capital, and debt
financing.   Sky Way Aircraft will limit its
operations in the short term to minimize the Sky
Way Aircraft believes that additional capital and debt financing in the short term will allow Sky Way
Aircraft to increase its marketing and sales efforts and thereafter result in increased revenue and greater liquidity in the long term.

However, there can be no assurance that Sky Way
Aircraft will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.   For the three months ended
July 31, 2002, Sky Way Aircraft did not receive any
revenues.   For the three months ended July 31,
2002, Sky Way Aircraft had general and
administrative expenses of $16,624 and research and development costs of $92,600.

For the period from inception to April 30, 2002, Sky Way Aircraft did not receive any revenues.

For the period from inception to April 30, 2002, Sky Way Aircraft had general and administrative expenses of $5,400.

Plan of Operation.   Sky Way Aircraft is in the
development stage and has not conducted any
significant operations to date or received
operating revenues.  Our auditors have expressed
reservations concerning our ability to continue as
a going concern.  They have stated in their report
that there is substantial doubt about our ability
to continue as a going concern.   We have not yet
received any revenues and will continue to incur
losses.   We intend to pursue successful completion
of offering or pursue other types of equity or debt financing to commence operations and obtain the necessary revenues to remove the going concern qualification from the audit opinion. Sky Way
Aircraft can satisfy our cash requirements in the next 24-36 months if we can successfully complete this offering or through loans from affiliated entities, our officers and directors.

Officers and directors have agreed to provide the minimal funds we require to maintain operations through additional advances not to exceed $20,000.
There are no specific repayment terms.

Over the next twelve months, we will continue to seek any necessary funding from other sources and will begin meeting with United States government officials on the proposals to the Department of

Transportation for Airline Safety Bill and other
United States Government and military agencies to find applications for our technology.

Additionally, we will continue marketing to the major airlines and related companies and complete the development or acquisition of a network that will provide real-time monitoring nationwide.

Network expansion to include establishing business alliances with current vendors and contacting search engines to gain national exposure of our proposed website and forming major networking partnerships with vendors whose products and services may be better served with our enabling technology.

The failure to do any of the above will not cause us to change our business plan or business focus.

Upon funding of less than $1,000,000, the use of
proceeds shall be utilized on a pro rata basis for
the purposes described.   Nominal expenses will be
paid to obtain greater exposure of our services.
As we begin to generate revenues, we shall review
advertising expansion options.   As funding allows,
we will conduct expanded advertising activities.

Other than described in the use of proceeds
section, we do not expect to purchase any plant or
significant equipment.   If the offering is
successful, we do not expect immediate significant changes in the number of employees to conduct operations.

Sky Way Aircraft may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Sky Way Aircraft's stage of development, many of which are beyond Sky Way
Aircraft's control. These include, but are not limited to, unanticipated problems relating to the development of the system, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.


      Market for Common Equity and
      Related Stockholder Matters

At the present time, there is no market for our common shares.

We have three holders of record.

Since inception we have not paid any dividends. We intend to use any profits for operations and do not intend to pay dividends.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule
15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure
in connection with any trades involving a "penny
stock", including the delivery, prior to any penny
stock transaction, of a disclosure schedule
explaining the penny stock market and its
associated risks. These requirements severely limit
the liquidity of the common stock in the secondary
market because few brokers or dealers are likely to
undertake compliance activities. Generally, the
term penny stock refers to a stock with a market
price of less than $5.00 per share.   A market in
our stock may never develop due to these restrictions.

         Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Sky Way Aircraft based on how much funding was needed and what percentage of Sky Way Aircraft current shareholders would retain after the offering without any consideration of the actual value of our company or what the market might pay for our stock.

           Plan of Distribution

Sky Way Aircraft offering. The common shares are being offered by Brent C. Kovar and James Kent, officers and directors of Sky Way Aircraft.
Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.
Although they are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange
Act, they are deemed not to be a broker for the following reasons:

   -   They are not subject to a statutory
disqualification under the Exchange Act at the time of their participation in the sale of our securities.

   -   They will not be compensated for their
participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   -   They are not an associated person of a
broker or dealer at the time of their participation in the sale of our securities.

Any officer or director involved with the distribution of the stock will act in reliance on and in compliance with Rule 3a4-1.

As of the date of this prospectus, no broker has
been retained by us for the sale of securities
being offered.   In the event we retain a broker
who may be deemed an underwriter; an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

No Minimum Offering Amount or Escrow Account.
There is no minimum offering amount and therefore, no escrow account has been established. Any funds received from the offering will be deposited directly into the operating account of Sky Way
Aircraft.

Selling security holder offering.   The selling
security holder offering of 750,000 common shares at $17.50 per common share will begin on the effective date of the prospectus and terminate on or before December 31, 2003.

We are registering common shares on behalf of
selling security holders in this prospectus. We
will not receive any cash or other proceeds in
connection with the subsequent sale.   We are not
selling any common shares on behalf of selling security holders and have no control or affect on these selling security holders.

Brent Kovar and Joy Kovar, officers and directors
of Sky Way Aircraft are also selling security
holders.   Conflicts may arise where Brent Kovar
and Joy Kovar might not have an interest in fully promoting the offering if the offering may reduce the opportunity for them to sell their own shares.
To limit this conflict, Brent Kovar and Joy Kovar, as principals of KH-01, have agreed not to offer or sell any of their securities until Sky Way Aircraft has terminated the offering.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

Offering Period. The offering period will commence on the date of this prospectus and will terminate on December 31, 2003.

                        Management

Executive Officers and Directors

Our executive officers and directors and their business experience follows:

Name                            Position                 Period Served
James S. Kent, age 64       Chief Executive Officer/      July 12, 2002
                                 Director                    to present

Brent C. Kovar, age 35            President/Director         Inception
                                                            to present
Joy Carson Kovar, age 66    Corporate Secretary/Director     Inception
                                                             to present
                             Chief Financial Officer

James A. Dublikar resigned as Chief Financial
Officer/Senior Vice President and Airline Industry
Coordinator on December 18, 2002 for personal reasons.

Resumes:
James S. Kent - Mr. Kent has been director of business operations for Sky Way Global since 2000.
From 1998 to 1999, Mr. Kent served as director of operations for Satellite Access Systems, Inc., a satellite services company where he was responsible for the day-to-day operations. From 1997 to 1998 he served as a senior management consultant for

Booz, Allen & Hamilton, a major government contractor and national/international business consulting firm providing program and financial management services to the U. S. Government. From
1980 to 1997, Mr. Kent served in various government contract management positions providing financial and program management services supporting national communications and intelligence projects for the Department of Defense, National Security Agency, and Department of the Navy.

Brent C. Kovar - As president and director of
research and development and engineering, Mr.
Kovar founded Sky Way Global in 2000, a high speed
broadband wireless service company.    From 1996
to 2000, Mr. Kovar served as the executive vice president and director of research and development for Satellite Access Systems, a satellite services company. In 1990, Mr. Kovar founded PC, Ltd., a company that produced specialty-designed remote controlled arm and RF/communications related products, and until 1996, he served as president and director of new product engineering. From
1987 to 1989, he was associated with Jacobs
Engineering, an national engineering company in Pasadena, California. From 1986 to 1987, Mr.
Kovar worked with Falcon Communications as a wireless communications engineer. Mr. Kovar earned a Bachelor of Science degree from Devry
Institute and is currently pursuing seminars and programs with a goal of masters degree.


Joy Carson Kovar - Mrs. Kovar started working for
Sky Way Global in 2000 as vice president of corporate services responsible for administrative support, human relations and accounting services.
Her early experience in personnel work was gained during 1957 to 1960 for the Department of Agriculture and later with the Air Force in 1963 and 1964.

In 1960, Mrs. Kovar started Communication Skills
Laboratory, in Pasadena, California. She conducted classes for hundreds of business people. From 1964 to 1993, Mrs. Kovar worked in the field of education. In addition to classroom experience she worked in school administration, including Federal programs for improvement and State of California team for school inspection.

She completed a Bachelor of Arts at Arizona State
University in 1957 and a Masters of Arts in 1978 at Redlands University, California with postgraduate work at UCLA.

Executive Compensation

                                       Annual Compensation
Name and                             --------------------------     Long-term
Principal Position           Year   Salary(1)  Bonus    Awards    Compensation   Other
------------------           ----   ------     -----    ------    ------------   -----
Brent Kovar(2)
President                     2002   $   --       --        --          --      $5,400

Joy Kovar(2)
Corporate Secretary           2002   $   --       --        --          --      $5,400

Jim Kent
CEO                           2002   $   --      --       --           --          --

James Dublikar
CFO, Senior V.P.              2002   $   --       --       --           --          --

(1) represents payment of organizational costs $1,870 and non-cash services rendered valued at $3,530.
The value of the shares received by the officers using
 the sale price of the common shares being sold in this offering would be $94,500,000.

(2)The total column represents 5,400,000 shares issued to Brent Kovar in April 2002 with a fair market value of $5,400 at the time the compensation was awarded, earned or paid.
(3)The total column represents 5,400,000 shares issued to Joy Kovar in April 2002 with a fair market balue of $5,400 at the time the compensation was awarded, earned or paid.

Upon successful completion of the offering, we will enter into written employment agreements with our current officers and any key employees yet to be named.

As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing or will accrue any compensation pursuant to any agreement with us.


              Principal Shareholders

The following tabulates holdings of common shares of Sky Way Aircraft (on a fully diluted basis) by each person who, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Sky Way Aircraft individually and as a group.

                                                Percentage of
                            Number & Class      Common Shares
Name and Address             of Shares          Prior to offering
KH-01 Ventures(1)             5,400,000             72.0%
121 6th Street East
Tierra Verde, FL 33715

Brent C. Kovar(1)             5,400,000             72.0%
121 6th Street East
Tierra Verde, FL 33715

James S. Kent                         0              0.00%
8721 28th St. Cir. East
Parrish, FL 34219

James A. Dublikar                     0              0.00%
822 Riverwatch Dr.
Crescent Springs, KY 4107

Joy C. Kovar(1)               5,400,000              72.0%
2701 N. Rocky Point Dr.
Suite 1150
Tampa, FL 33607

All Directors & Officers
as a group (4 persons)        5,400,000              72.0%

Ventures Group(2)                600,000              6.0%
1325 S. 800 East
Orem, Utah  84097

Steve Bowers(2)                  600,000              6.0%
1325 S. 800 East
Orem, Utah  84097

Ron Jepson(2)                    600,000              6.0%
1325 S. 800 East
Orem, Utah  84097

Fred Bowman(2)                   600,000              6.0%
1325 S. 800 East
Orem, Utah  84097

ARJ Associates(3)               1,500,000           20.00%
1325 South 800 East, Suite 315
Orem, Utah 84057


Alan Josselyn(3)                1,500,000           20.00%
1325 South 800 East, Suite 315
Orem, Utah 84057

(1)KH-01 Ventures is controlled by Brent Kovar,
Glenn Kovar and Joy Kovar.
(2) Ventures Group is controlled by Steve Bowers,
Ron Jepson and Fred Bowman who would be deemed a beneficial owners of the 600,000 common shares held by Ventures Group.
(3)ARJ Associates is controlled by Alan R. Josselyn who would be deemed a beneficial owner of the 1,500,000 common shares held by ARJ Associates.

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power
(including the power to dispose or direct the disposition) with respect to a security, whether through a contract, arrangement, understanding, relationship, or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

Brent Kovar, Glenn Kovar, Joy Kovar, ARJ Associates and Venture Group would be deemed to be promoters of Sky Way Aircraft.

We do not know of any arrangements, including any pledge by any personnel, which would result in a change of control of Sky Way Aircraft.

                Indemnification

 - - - The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Sky Way
Aircraft may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Sky Way Aircraft. Sky Way Aircraft has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                Certain Transactions

Family Relationships.   Joy Kovar is the mother of
Brent Kovar and Glenn Kovar is the father of Brent
Kovar.

During April 2002, Sky Way Aircraft issued
5,400,000 shares of common stock to KH-01, an entity controlled by Brent Kovar, Joy Kovar and Glenn Kovar, promoters, officers/shareholders of
Sky Way Aircraft or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530.

During April 2002, Sky Way Aircraft issued
1,500,000 common shares to ARJ Associates, a
consulting firm assisting companies in going
public, for non-cash consulting services rendered
relating to the proposed offering valued at
$1,500.   These costs were paid to ARJ Associates
related to consulting services in regards to underwriter and investor group identification, documentation preparation, and regulatory assistance regarding the preparation of this offering.

During April 2002, Sky Way Aircraft issued 600,000
common shares to Venture Group, a consulting firm
assisting small businesses for non-cash consulting
services rendered related to the proposed offering
valued at $600.   These costs were paid to Venture
Group related to consulting services in regards to underwriter and investor group identification, documentation preparation, and regulatory assistance regarding the preparation of this offering.

License with Sky Way Global.   Sky Way Aircraft
entered into a ten-year licensing agreement with
Sky Way Global, LLC, an entity under common
control in April 2002 for the exclusive right to
use the patent pending technology that supplies
private and public broadband wireless networks,
infrastructure and applications to airborne
customers.   Sky Way Aircraft shall pay a royalty
fee of 5% of gross sales.   The royalty fee will
be adjusted every six months, but is limited to
30% of gross sales.   The agreement is renewable
in five-year increments with mutual consent.   The
agreement may be terminated by either party upon thirty days written notice.

Advances - Sky Way Global, an entity under common
control, paid $26,725 for consulting services
rendered to Sky Way Aircraft as part of a
consulting agreement.  On May 1, 2002, Sky Way
Global advanced Sky Way Aircraft cash of $1,000.
Sky Way Aircraft has used office space, supplies,
personnel, equipment, etc. of Sky Way Global.  Sky
Way Global has paid all of the costs and provides a
billing to Sky Way Aircraft for its share.  Sky Way
Global has billed Sky Way Aircraft a total of
$214,290 for expenses during the six months ended
October 31, 2002.   At October 31, 2002, Sky Way
Aircraft owes Sky Way Global a total of $242,015.
The advances bear no interest and are due on demand.

Sky Way Global recently made the initial $250,000 payment to AT&T Aircom on behalf of Sky Way
Aircraft through an interest free loan to Sky Way
Aircraft with no specific payback terms.

Lack of Formal Written Agreements with Promoters.
Sky Way did not enter into formal written
agreements with ARJ Associates and Venture Group
for their consulting services.   Additionally, no
formal written agreement was entered into with KH-
01 for the issuance of 5.4 million shares.

           Description of Securities

Sky Way Aircraft is authorized to issue 40,000,000 common shares, $.001 par value per share and 10,000,000 preferred shares, $.001 par value per share. As of the date hereof, there are 7,500,000 common shares outstanding and no preferred shares outstanding.

Holders of common shares of Sky Way Aircraft are
entitled to cast one vote for each share held at
all shareholders meetings for all purposes.   There
are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Sky
Way Aircraft legally available for distribution to shareholders after the payment of all debts and other liabilities. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Sky Way Aircraft has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future.
The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Sky Way Aircraft.
Accordingly, future dividends, if any, will depend upon, among other considerations, Sky Way
Aircraft's need for working capital and its financial conditions at the time.

Preferred Stock.   Sky Way Aircraft is authorized
to issue 10,000,000 shares of preferred stock, par
value of $.001.    The terms of the preferred
shares such as:
   -   conversion rights
   -   dividend rights and
   -   redemption rights, etc.
will be fixed when issued.

Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of Sky Way Aircraft, after the amount of the subscription price or par value has been paid in full shall be non-assessible.

There are not anti-takeover provisions that may
have the affect of delaying or preventing a change
in control.   There are, however, potential anti-
takeover effects of having a substantial number of authorized and unreserved common shares and preferred shares and undesignated preferred stock.

Transfer Agent.  State Agent and Transfer
Syndicate, Inc. located in Carson City, Nevada will act as the transfer agent for Sky Way Aircraft.

              Legal Matters

All legal matters with respect to the issuance of the securities offered hereby will be passed upon by the law firm of Jody M. Walker, Littleton, Colorado.

There is no litigation pending or, to our knowledge, threatened to which the property of Sky
Way Aircraft is subject or to which Sky Way

Aircraft may be a party. No such proceedings are known to be contemplated by governmental authorities or any other parties.

               Reports

Pursuant to the Rules and Regulations of the Securities and Exchange Commission, we will provide our Investors with Annual Reports containing audited financial statements, together with
Quarterly Reports containing unaudited financial statements and Interim Reports containing information regarding relevant information about the operations of Sky Way Aircraft.

           Financial Statements

Unaudited Condensed Balance Sheets, October 31,
2002 and April 30, 2002
Unaudited Condensed Statements of Operations for
the six months ended October 31, 2002 and from
inception on April 24, 2002 through October 31,
2002
Unaudited Condensed Statements of Cash Flows, for
the six months ended October 31, 2002 and from
inception on April 24, 2002 through October 31,
2002
Notes to Unaudited Condensed Financial Statements

Independent Auditors' Report
Balance Sheet, April 30, 2002
Statement of Operations, from inception on April
24, 2002 through April 30, 2002

Statement of Stockholders' Equity, from inception on April 24, 2002 through April 30, 2002
Statement of Cash Flows, from inception on April
24, 2002 through April 30, 2002
Notes to Financial Statements

                SKY WAY AIRCRAFT INC.
             [A Development Stage Company]
           UNAUDITED CONDENSED BALANCE SHEETS

                                  ASSETS

                                                October 31,   April 30,
                                                   2002        2002
                                                __________  __________
CURRENT ASSETS:
  Cash                                          $      831  $        -
                                                __________  __________
        Total Current Assets                           831           -
                                                __________  __________

OTHER ASSETS:
  Deferred stock offering costs                     34,325      28,825
  Technology license agreement                           -           -
                                                __________  __________
        Total Other Assets                          34,325      28,825
                                                __________  __________
                                                $   35,156  $   28,825
                                                __________  __________

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Advances from related party                   $  242,015  $   26,725
                                                __________  __________
        Total Current Liabilities                  242,015      26,725
                                                __________  __________
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                      -           -
  Common stock, $.001 par value,
   40,000,000 shares authorized,
   7,500,000 shares issued and
   outstanding                                       7,500       7,500
  Capital in excess of par value                         -           -
  Deficit accumulated during the
    development stage                             (214,359)     (5,400)
                                                __________  __________
        Total Stockholders' Equity (Deficit)      (206,859)      2,100
                                                __________  __________
                                                $   35,156  $   28,825
                                                __________  __________

Note: The balance sheet of April 30, 2002 was taken from the audited financial statements at that date and condensed.

The accompanying notes are an integral part of these unaudited condensed financial statements.

                  SKY WAY AIRCRAFT INC.
             [A Development Stage Company]
     UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                    From Inception
                                    For the Three     For the six     on April 24,
                                     Months Ended    Months Ended     2002 through
                                      October 31,     October 31,      October 31,
                                        2002            2002             2002
                                   ______________  ______________   ______________
REVENUE                             $         -     $         -       $        -
                                   ____________     ___________       __________

EXPENSES:
  General and administrative            29,887          46,511            51,911
  Research and development              69,848         162,448           162,448
                                   ____________     __________        __________
      Total Expenses                    99,735         208,959           214,359
                                   ___________      __________        __________

LOSS BEFORE INCOME TAXES               (99,735)       (208,959)         (214,359)

CURRENT TAX EXPENSE                          -               -                 -

DEFERRED TAX EXPENSE                         -               -                 -
                                   ___________      __________        __________

NET LOSS                            $  (99,735)     $ (208,959)       $ (214,359)
                                   ___________      __________        __________

LOSS PER COMMON SHARE               $     (.01)     $     (.03)       $     (.03)
                                   ___________      __________        __________

The accompanying notes are an integral part of these unaudited condensed financial statements.

            SKY WAY AIRCRAFT INC.
          [A Development Stage Company]
     UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                              From Inception
                                              For the Six    on April 24,
                                               Months Ended    2002 through
                                               October 31,      October 31,
                                                   2002            2002
                                              ______________  ______________
Cash Flows From Operating Activities:
 Net loss                                     $   (208,959) $     (214,359)
 Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
  Non-cash services rendered for stock                   -           5,400
  Changes in assets and liabilities                      -               -
                                              ____________    ____________
    Net Cash (Used) by Operating Activities       (208,959)       (208,959)
                                             _____________    ____________
Cash Flows From Investing Activities                     -               -
                                              ____________    ____________
    Net Cash Provided (Used) by Investing
     Activities                                          -               -
                                              ____________    ____________

Cash Flows From Financing Activities:
  Advances from related party                      215,290         242,015
  Payments of stock offering costs                  (5,500)        (32,225)
                                              ____________    ____________
    Net Cash Provided by Financing Activities      209,790         209,790
                                              ____________    ____________
Net Increase (Decrease) in Cash                        831             831
Cash at Beginning of Period                              -               -
                                              ____________    ____________

Cash at End of Period                         $        831    $        831
                                              ____________    ____________

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:

    Interest                                  $          -    $          -
    Income taxes                              $          -    $          -

            SKY WAY AIRCRAFT INC.
          [A Development Stage Company]
     UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                   Continued

Supplemental Schedule of Noncash Investing and
Financing Activities:

  For the period from inception on April 24, 2002 through October 31, 2002:

In connection with its organization, the Company issued 7,500,000 shares of common stock for organizational costs of $1,870 and services rendered valued at $5,630, or $.001 per share.

The accompanying notes are an integral part of these unaudited condensed financial statements.

            SKY WAY AIRCRAFT INC.
        [A Development Stage Company]
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization  - Sky Way Aircraft Inc. ("the
Company") was organized under the laws of the State of Nevada on April 24, 2002. The Company plans to provide security and other services for the airlines industry through applications of its licensed high-speed, broadband wireless technology.
The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The
Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

 Condensed  Financial  Statements - The
accompanying  financial  statements have been
prepared  by the Company without audit.   In the
opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at October 31, 2002 and for the periods then ended have been made.

  Certain information and footnote disclosures
normally included in financial statements prepared
in accordance with generally accepted accounting
principles in the United States of America have
been condensed or omitted.  It is suggested that
these condensed financial statements be read in
conjunction with the financial statements and notes
thereto included in the Company's April 30, 2002
audited financial statements.   The results of
operations for the periods ended July 31, 2002 are not necessarily indicative of the operating results for the full year.

Fiscal Year - The Company's fiscal year-end is
April 30th.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

                SKY WAY AIRCRAFT INC.
          [A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
[Continued]
  Intangible Assets - The Company accounts for its intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

  Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

  Research and Development - Research and
development costs are expensed as incurred. For the six months ended October 31, 2002, research and development costs amounted to $162,448.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting
Standards  No.  128, "Earnings Per Share" [See Note
6].

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No.
141,  "Business Combinations", SFAS No. 142,
"Goodwill and Other Intangible Assets", SFAS No.
143, "Accounting for Asset Retirement Obligations",
SFAS No. 144, "Accounting for the Impairment or
Disposal of Long-Lived Assets", SFAS No. 145,
"Rescission of FASB Statements No. 4, 44, and 64,
Amendment of FASB Statement No. 13, and

              SKY WAY AIRCRAFT INC.
          [A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
[Continued]

Technical Corrections", and SFAS No. 146,
"Accounting for Costs Associated with Exit or
Disposal Activities", were recently issued.  SFAS
No. 141, 142, 143, 144, 145 and 146 have no current
applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred stock - The Company has authorized
10,000,000 shares of preferred stock, $.001 par
value, with such rights, preferences and
designations and to be issued in such series as
determined by the Board of Directors.   No shares
were issued and outstanding at October 31, 2002 and April 30, 2002.

  Common Stock - The Company has authorized
40,000,000 shares of common stock with a par value of $.001. During April 2002, in connection with its organization, the Company issued 7,500,000 shares of its previously authorized but unissued common stock at $.001 per share for payment of organization costs of $1,870 and non-cash services valued at $5,630 including $2,100 which has been classified as deferred stock offering costs and $3,530 which has been classified as general and administrative expense.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting
Standards No. 109 "Accounting for Income Taxes".
SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

       SKY WAY AIRCRAFT INC.
   [A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES [Continued]

  The Company has available at October 31, 2002 unused operating loss carryforwards of approximately $72,000 which may be applied against future taxable income and which expire in various years through 2023. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.
Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $2,000 and $800 as of October 31, 2002 and April 30, 2002, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $1,200 during the six months ended October 31, 2002.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Advances - Sky Way Global, LLC ("Global"), an
entity under common control, paid $26,725 for
consulting services rendered to the Company as part
of a consulting agreement [See Note 7].  On May 1,
2002, Global advanced the Company cash of $1,000.
The Company has used office space, supplies,
personnel, equipment, etc. of Global.  Global has
paid all of the costs and provides a billing to the
Company for its share.  Global has billed the
Company a total of $214,290 for expenses during the
six months ended October 31, 2002.   At October 31,
2002, the Company owes Global a total of $242,015.
The advances bear no interest and are due on demand.

  Management Compensation  - In April 2002, the
Company issued 5,400,000 shares of common stock to officers/shareholders of the Company or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530. The Company has not paid any cash compensation to any officer or director of the Company.

         SKY WAY AIRCRAFT INC.
       [A Development Stage Company]

 NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been
prepared in conformity with generally accepted
accounting principles in the United  States of
America, which contemplate continuation of the
Company as a going concern.  However, the Company
was only recently formed, has incurred losses since
its inception, has current liabilities in excess of
current assets and has not yet commenced planned
principal operations.   These factors raise
substantial doubt about the ability of the Company
to continue as a going concern.   In this regard,
management is proposing to raise any necessary
additional funds not provided by operations through
loans or through additional sales of its common
stock.  There is no assurance that the Company will
be successful in raising this additional capital or
achieving profitable operations.   The financial
statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                                        From Inception
                                           For the Six     For the Six    on April 24,
                                            Months Ended   Months Ended   2002 through
                                            October 31,     October 31,    October 31,
                                                2002           2002            2002
                                           ____________    ____________   ____________
    Loss from operations available to
     common shareholders (numerator)       $   (99,735)    $   (208,959)    $(214,359)
                                           ____________    ____________    __________
    Weighted average number of common
     shares outstanding used in loss per
     share for the period (denominator)       7,500,000       7,500,000    7,500,000
                                           ____________    ____________    _________

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

         SKY WAY AIRCRAFT INC.
       [A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS

  Licensing Agreement - The Company entered into a ten-year licensing agreement with Sky Way Global, LLC ("Global"), an entity under common control.
The Company is to pay a royalty fee of 5% of gross sales for the exclusive right to use Global's high-speed, broadband wireless technology for the aircraft industry. The royalty fee will be adjusted every six months, but is limited to 30% of gross sales. The agreement is renewable in five-year increments with mutual consent.

  Consulting Agreement - At the time of its
organization, the Company entered into an agreement
with a consultant who was to provide assistance
related to fund raising and future stock offerings.
The consultant received 1,500,000 shares of common
stock valued at  $1,500.    The consultant also
received cash payments of $26,725 from Sky Way
Global, LLC for his services [See Note 4]. The payments have been classified as deferred stock offering costs.

NOTE 8 - SUBSEQUENT EVENTS

  Proposed Stock Offering  - The Company is
proposing to make a public offering of 2,500,000
shares of its previously authorized but unissued
common stock.   This offering is proposed to be
registered with the Securities and Exchange
Commission on Form SB-2.   An offering price of
$17.50 per share has been arbitrarily determined by
the Company.   The offering will be managed by
Company management, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $63,000. At
October 31, 2002, the Company had deferred $34,325 of fees and consulting services rendered related to the proposed stock offering which will be offset against the proceeds of the offering in capital in excess of par value. Of the $34,325 of deferred stock offering costs, $2,100 was paid by issuing
2,100,000 shares of common stock.

NOTE 8 - SUBSEQUENT EVENTS continued

Asset Purchase Agreement.   On January 16, 2003,
the Company signed an Asset Purchase Agreement with
Claircom Communications Group, Inc. to purchase
certain network equipment and information about
ground-site lease contacts for $500,000.   The
agreement calls fro $250,000 cash to be paid upon
execution and $250,000 cash to be paid by May 30,
2003.   Sky Way Global, an entity under common
control, made the initial $250,000 payment on
behalf of the Company.   The agreement also
provides for a time frame during which the Company can negotiate for the purchase or license of certain patent rights for $1,000,000.

          INDEPENDENT AUDITORS' REPORT

Board of Directors
SKY WAY AIRCRAFT INC.
Tampa, Florida

We have audited the accompanying balance sheet of
Sky Way Aircraft Inc. [a development stage
company] at April 30, 2002 and the related
statements of operations, stockholders' equity and
cash flows for the period from inception on April
24, 2002 through April 30, 2002.   These financial
statements are the responsibility of the Company's
management.   Our responsibility is to express an
opinion on these financial statements based on our audit.

We conducted our audit in accordance with
generally accepted auditing standards in the
United States of America.  Those standards require
that we plan and perform the audit to obtain
reasonable assurance about whether the financial
statements are free of material misstatement.   An
audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Sky Way Aircraft Inc.
[a development stage company] as of April 30, 2002 and the results of its operations and its cash flows for the period from inception on April 24, 2002 through April 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been
prepared assuming the Company will continue as a
going concern.  As discussed in Note 5 to the
financial statements, the Company was only
recently formed, has incurred losses since its
inception and has no on-going operations.  These
factors raise substantial doubt about the ability
of the Company to continue as a going concern.
Management's plans in regards to these matters are
also described in Note 5.   The financial
statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ PRITCHETT, SILER & HARDY, P.C.
PRITCHETT, SILER & HARDY, P.C.

May 8, 2002
Salt Lake City, Utah

               SKY WAY AIRCRAFT INC.
          [A Development Stage Company]
                  BALANCE SHEET

                        ASSETS

                                                       April 30,
                                                          2002
                                                      ___________
CURRENT ASSETS:
  Cash                                                $         -
                                                      ___________
        Total Current Assets                                    -
                                                      ___________

OTHER ASSETS:
  Deferred stock offering costs                            28,825
  Technology license agreement                                  -
                                                      ___________
        Total Other Assets                                 28,825
                                                      ___________
                                                      $    28,825
                                                      ___________


                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Advances from related party                         $    26,725
                                                      ___________
        Total Current Liabilities                          26,725
                                                      ___________
STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   40,000,000 shares authorized,
   7,500,000 shares issued and
   outstanding                                              7,500
  Capital in excess of par value                                -
  Deficit accumulated during the
   development stage                                       (5,400)
                                                      ___________
        Total Stockholders' Equity                          2,100
                                                      ___________
                                                      $    28,825
                                                      ___________

The accompanying notes are an integral part of this financial statement.

               SKY WAY AIRCRAFT INC.
          [A Development Stage Company]
             STATEMENT OF OPERATIONS

                                                     From Inception
                                                      on April 24,
                                                      2002 Through
                                                       April 30,
                                                          2002
                                                     _____________
REVENUE                                              $           -

EXPENSES:
  General and administrative                                 5,400
                                                     _____________
LOSS BEFORE INCOME TAXES                                    (5,400)

CURRENT TAX EXPENSE                                              -

DEFERRED TAX EXPENSE                                             -
                                                     _____________

NET LOSS                                             $      (5,400)
                                                     _____________

LOSS PER COMMON SHARE                                $        (.00)
                                                     _____________

The accompanying notes are an integral part of this financial statement.

               SKY WAY AIRCRAFT INC.
            [A Development Stage Company]

        STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
      FROM THE DATE OF INCEPTION ON APRIL 24, 2002
                THROUGH APRIL 30, 2002

                                                                       Deficit
                                                                    Accumulated
                    Preferred Stock    Common Stock     Capital in  During the
                     ______________  _________________  Excess of   Development
                     Shares  Amount   Shares    Amount  Par Value      Stage
                     ______  ______  _________  ______  __________  ___________
BALANCE, April 24,
  2002                    -  $    -          -  $    -  $        -  $         -

Issuance of 7,500,000
  shares of common
  stock at $.001 per
  share for payment
  of organization
  costs of $1,870 and
  services rendered
  valued at $5,630
  including $2,100
  which has been
  classified as
  deferred stock
  offering costs and
  $3,530 which has
  been classified as
  general and
  administrative
  expense, April 2002     -       -  7,500,000   7,500           -            -

Net loss for the
  period ended
  April 30, 2002          -       -          -       -           -      (5,400)
                     ______  ______  _________  ______  __________  ___________
BALANCE, April 30,
  2002                    -  $    -  7,500,000  $7,500  $        -  $   (5,400)
                     ______  ______  _________  ______  __________  ___________

The accompanying notes are an integral part of this financial statement.

             SKY WAY AIRCRAFT INC.
         [A Development Stage Company]
            STATEMENT OF CASH FLOWS

                                                     From Inception
                                                      on April 24,
                                                      2002 Through
                                                       April 30,
                                                          2002
                                                     _____________
Cash Flows From Operating Activities:
 Net loss                                            $      (5,400)
 Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
  Non-cash services rendered for stock                       5,400
  Changes in assets and liabilities                              -
                                                     _____________
    Net Cash Provided (Used) by Operating Activities             -
                                                     _____________

Cash Flows From Investing Activities                             -
                                                     _____________
    Net Cash Provided (Used) by Investing Activities             -
                                                     _____________

Cash Flows From Financing Activities:
 Advances from related party                                26,725
 Payments of stock offering costs                          (26,725)
                                                     _____________
    Net Cash Provided (Used) by Financing Activities             -
                                                     _____________
Net Increase (Decrease) in Cash                                  -

Cash at Beginning of Period                                      -
                                                     _____________

Cash at End of Period                                $           -
                                                     _____________

Supplemental Disclosures of Cash Flow Information:

 Cash paid during the period for:
   Interest                                          $           -
   Income taxes                                      $           -

             SKY WAY AIRCRAFT INC.
         [A Development Stage Company]
            STATEMENT OF CASH FLOWS
                 Continued

Supplemental Schedule of Noncash Investing and
Financing Activities:

  For the period from inception on April 24, 2002 through April 30, 2002:

In connection with its organization, the Company issued 7,500,000 shares of common stock for organizational costs of $1,870 and services rendered valued at $5,630, or $.001 per share.

The accompanying notes are an integral part of this financial statement.

       SKY WAY AIRCRAFT INC.
    [A Development Stage Company]

  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization  - Sky Way Aircraft Inc. ("the
Company") was organized under the laws of the State of Nevada on April 24, 2002. The Company plans to provide security and other services for the airlines industry through applications of its licensed high-speed, broadband wireless technology.
The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The
Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting
Standards No. 128, "Earnings Per Share" [See Note
6].

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of

        SKY WAY AIRCRAFT INC.
    [A Development Stage Company]

     NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement
of Financial Accounting Standards ("SFAS") No.
141, "Business Combinations", SFAS No. 142,
"Goodwill and Other Intangible Assets", SFAS No.
143,  "Accounting for Asset Retirement
Obligations", and SFAS No. 144, "Accounting for the
Impairment or Disposal of Long-Lived Assets", were
recently issued.   SFAS No. 141, 142, 143 and 144
have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Preferred stock - The Company has authorized
10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at April 30, 2002.

  Common Stock - The Company has authorized
40,000,000 shares of common stock with a par value of $.001. During April 2002, in connection with its organization, the Company issued 7,500,000 shares of its previously authorized but unissued common stock at $.001 per share for payment of organization costs of $1,870 and non-cash services valued at $5,630 including $2,100 which has been classified as deferred stock offering costs and $3,530 which has been classified as general and administrative expense.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting
Standards No. 109 "Accounting for Income Taxes".
SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting

        SKY WAY AIRCRAFT INC.
    [A Development Stage Company]

     NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES continued

differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

  The Company has available at April 30, 2002 unused operating loss carryforwards of approximately $5,400 which may be applied against future taxable income and which expire in 2022.
The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $800 as of April 30, 2002 with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $800 during the period from inception on April 24, 2002 through April 30, 2002.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Advances - Sky Way Global, LLC, an entity under common control, paid $26,725 for consulting services rendered to the Company as part of a consulting agreement [See Note 7]. The advances bear no interest and are due on demand.

  Management Compensation - During April 2002, the
Company issued 5,400,000 shares of common stock to officers/shareholders of the Company or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530. The Company has not paid any cash compensation to any officer or director of the Company.

  Office Space - The Company has not had a need to
rent office space.   An officer of the Company is
allowing the Company to use his address, as needed, at no expense to the Company.

             SKY WAY AIRCRAFT INC.
           [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been
prepared in conformity with generally accepted
accounting principles in the United States of
America, which contemplate continuation of the
Company as a going concern.   However, the Company
was only recently formeed, has incurred losses
since its inception and has no on-going operations.
These factors raise substantial doubt about the
ability of the Company to continue as a going
concern.   In this regard, management is proposing
to raise any necessary additional funds not
provided by operations through loans or through
additional sales of its common stock.  There is no
assurance that the Company will be successful in
raising this additional capital or achieving
profitable operations.   The financial statements
do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                     From Inception
                                                      on April 24,
                                                      2002 Through
                                                       April 30,
                                                          2002
                                                     _____________
    Loss from operations available to
     common shareholders (numerator)                 $      (5,400)
                                                     _____________
    Weighted average number of common
     shares outstanding used in loss per
     share for the period (denominator)                  7,500,000
                                                     _____________

  Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

             SKY WAY AIRCRAFT INC.
           [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS

  Licensing Agreement - The Company entered into a ten-year licensing agreement with Sky Way
Global, LLC ("Global"), an entity under common control. The Company is to pay a royalty fee of 5% of gross sales for the exclusive right to use
Global's high-speed, broadband wireless technology for the aircraft industry. The royalty fee will be adjusted every six months, but is limited to 30% of gross sales. The agreement is renewable in five-year increments with mutual consent.

  Consulting Agreement - At the time of its
organization, the Company entered into an agreement
with a consultant who was to provide assistance
related to fund raising and future stock offerings.
The consultant received 1,500,000 shares of common
stock valued at  $1,500.    The consultant also
received cash payments of $26,725 from Sky Way
Global, LLC for his services [See Note 4]. The payments have been classified as deferred stock offering costs.

NOTE 8 - SUBSEQUENT EVENTS

  Loan - On May 1, 2002, Sky Way Global, LLC, an entity under common control, advanced the Company
$1,000.  The advance bears no interest.

  Proposed Stock Offering  - The Company is
proposing to make a public offering of 2,500,000
shares of its previously authorized but unissued
common stock.   This offering is proposed to be
registered with the Securities and Exchange
Commission on Form SB-2.   An offering price of
$17.50 per share has been arbitrarily determined by
the Company.   The offering will be managed by
Company management, who will receive no sales
commissions or other compensation in connection
with the offering, except for reimbursement of
expenses actually incurred on behalf of the Company
in connection with the offering.  Offering costs
are estimated to be approximately  $63,000.   At
April 30, 2002, the Company had deferred $28,825 of consulting services rendered related to the proposed stock offering which will be offset against the proceeds of the offering in capital in excess of par value. Of the $28,825 of deferred stock offering costs, $2,100 was paid by issuing
2,100,000 shares of common stock.

               Part II
    Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Nevada Revised Statutes grants to Sky Way
Aircraft the power to indemnify the officers and directors of Sky Way Aircraft, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Sky Way
Aircraft and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Sky Way Aircraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Sky Way Aircraft, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Sky Way
Aircraft or is or was serving at the request of Sky
Way Aircraft as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Sky Way Aircraft, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of Sky Way Aircraft and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Sky Way Aircraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Sky Way Aircraft to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Sky Way Aircraft or is or was serving at the request of Sky Way Aircraft as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Sky Way Aircraft; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Sky
Way Aircraft unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Sky Way Aircraft has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Sky Way Aircraft only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Sky Way Aircraft in advance of the final disposition of such action, suit, or proceeding as authorized in this Article
VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Sky Way Aircraft as authorized in this Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Sky Way
Aircraft or who is or was serving at the request of Sky Way Aircraft as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Sky Way Aircraft would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25.  Other Expenses of Issuance and
Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  15,107.75
Printing expenses                         5,000.00
Accounting fees and expenses              5,000.00
Legal fees and expenses                  22,500.00
State securities law fees
   and expenses                           5,000.00
Miscellaneous expenses                   10,000.00
                                      ------------
Total                                 $  62,607.75
                                      ============

Item 26.  Recent Sales of Unregistered Securities

During April 2002, Sky Way Aircraft issued
5,400,000 common shares to KH-01, an entity controlled by Brent Kovar and Joy Kovar, officers and directors of Sky Way Aircraft and Glenn Kovar for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530 or $.001 per common share.

During April 2002, Sky Way Aircraft issued
2,100,000 to the following for consulting services rendered valued at $.001 per common share.

ARJosselyn       1,500,000 common shares     $1,500
Venture Group     600,000 common shares       $600

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities
Act of 1933.

Item 27.   Exhibit Index.

(3)               Articles of Incorporation dated
                   April 24, 2002
(3.1)             Bylaws
(4)               Specimen certificate for common
                     stock
(5)               Consent and Opinion of Jody M.
                     Walker regarding legality of
                     securities registered under
                     this Registration Statement
                     and to the references to
                     such attorney in the
                     prospectus filed as part of
                     this Registration Statement
(10)              License Agreement with Sky Way
                    Global
(10.1)            Asset Purchase Agreement with
                    Claircom Communications
 (23)              Consent of Pritchett, Siler &
                    Hardy, P.C.

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Tampa Florida, as of the 27th of January 2003.

Sky Way Aircraft, Inc.


By  /s/Brent C. Kovar
    ------------------------
    President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated and each of the undersigned persons, in any capacity, hereby severally constitutes a majority of the Board of Directors.

Signature                          Title                   Date
---------                         ------                   -----

/s/James S. Kent              CEO/Director               1/27/03
----------------------
James S. Kent

/s/                       Controller/CFO/ Director      1/27/03


/s/Brent C. Kovar              President/Director        1/27/03
----------------------
Brent C. Kovar

/s/Joy Carson Kovar             Director                 1/27/03
----------------------
Joy Carson Kovar